Exhibit 99.1
Alphabet Announces Third Quarter 2026 Results
MOUNTAIN VIEW, Calif. – October 28, 2026 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended September 30, 2026.
•Consolidated Alphabet revenues increased 25% to $127.6 billion, reflecting strong performance across the business and our 13th consecutive quarter of double-digit revenue growth.
•Google Services revenues increased 11% to $96.3 billion, led by 12% growth in Google Search & other with the year-over-year Search query growth rate the highest it has been in the last five years.
•Google Cloud delivered record growth as revenues increased 103% to $30.7 billion, led by strong growth in Google Cloud Platform (GCP) across enterprise AI infrastructure and enterprise AI solutions, as well as core GCP services. TPU systems sales were also a meaningful contributor to revenue growth.
•Consolidated Alphabet operating income increased 30% and operating margin was 31.8%.
•Net income available to common stockholders was $26.2 billion and EPS was $2.12.
Sundar Pichai, CEO of Google and Alphabet, said:
“We had a strong quarter and are now on a half-trillion dollar revenue run rate. Our deep full stack approach is driving momentum across the business, with Alphabet revenues growing 25% year-over year.
Our AI investments are driving overall Search query growth, including commercial queries. In fact, our year-over-year query growth rate is the highest it’s been in the last five years.

Google Cloud revenues grew 103%, powered by huge demand for our AI infrastructure and AI solutions. We’re also seeing strong demand for our TPU systems across a wide range of customers.

Gemini 4 Argon and Carbon are now leading at the frontier. Overall, our first-party model APIs are now processing nearly 32 billion tokens per minute, more than four times what we processed a year ago.

On top of that, the Gemini app has reached one billion users—making it the fastest-growing product in Google’s history—and we surpassed 150 million YouTube Music and Premium subscribers globally, including trials.

We’re excited by the range of big opportunities ahead of us.”
Q3 2026 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarters ended September 30, 2025 and 2026 (in millions, except for per share information and percentages).

	Quarter Ended September 30,
	2025	2026
Revenues	$102,346	$127,577
Change in revenues year over year	16%	25%
Change in constant currency revenues year over year(1)	15%	25%

Operating income	$31,228	$40,576
Operating margin	31%	32%

Other income (expense), net	$12,759	$(8,221)

Net income available to common stockholders	$34,979	$26,170
Diluted net income per common share	$2.87	$2.12
(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.

Q3 2026 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended September 30,
	2025	2026
Google Search & other	$56,567	$63,350
YouTube ads	10,261	11,207
Google Network	7,354	7,455
Google advertising	74,182	82,012
Google subscriptions, platforms, and devices	12,870	14,290
Google Services total	87,052	96,302
Google Cloud	15,157	30,709
Other Bets	344	372
Hedging gains (losses)	(207)	194
Total revenues	$102,346	$127,577

Total TAC	$14,876	$16,366

Number of employees	190,167	204,757
Segment Operating Results

	Quarter Ended September 30,
	2025	2026
Operating income (loss):
Google Services	$33,527	$39,157
Google Cloud	3,594	11,121
Other Bets	(1,426)	(2,047)
Alphabet-level activities(1)	(4,467)	(7,655)
Total income from operations	$31,228	$40,576
(1)Alphabet-level activities primarily reflect expenses related to our shared AI research and development.
Additional Information Relating to the Quarter Ended September 30, 2026 (unaudited)
At-the-Market Program
During the three months ended September 30, 2026, we issued 12 million shares of Class A stock for net proceeds of $4.3 billion and 24 million shares of Class C stock for net proceeds of $8.1 billion. As of September 30, 2026, $27.6 billion remained available for future issuance under the ATM Program.
Issuance of Senior Unsecured Notes
In the third quarter of 2026, we issued senior unsecured notes for net proceeds of $28.7 billion, to be used for general corporate purposes.
Preferred and Common Dividend Programs
In October 2026, the company's Board of Directors declared a quarterly cash dividend of $15.63 per share on each of our Series A and Series B mandatory convertible preferred stock (equivalent to approximately $0.78 per share on each of our Series A and Series B Depositary Shares) and a quarterly cash dividend of $0.22 per share on our Class A, Class B, and Class C stock. The mandatory convertible preferred stock dividend is payable on November 15, 2026 to stockholders of record for each of the company's Series A and Series B shares as of November 1, 2026, and the common stock dividend is payable on December 14, 2026 to stockholders of record for each of the company's Class A, Class B, and Class C shares as of December 7, 2026.

Webcast and Conference Call Information
A live audio webcast of our third quarter 2026 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=X9mmCagxJTo. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google's Keyword blog at https://www.blog.google/ and News From Google page on X at x.com/NewsFromGoogle, and our executive officers may also use certain social media channels, such as X and LinkedIn, to communicate information about earnings results and company updates, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of October 28, 2026. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow” and “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except per share amounts)

	As of December 31, 2025	As of September 30, 2026
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,708	$56,334
Marketable securities	96,135	208,764
Total cash, cash equivalents, and marketable securities	126,843	265,098
Accounts receivable, net	62,886	72,784
Inventory	2,439	13,308
Other current assets	13,870	23,475
Total current assets	206,038	374,665
Non-marketable securities	68,687	135,230
Deferred income taxes	9,113	1,458
Property and equipment, net	246,597	372,827
Operating lease assets	15,221	20,273
Goodwill	33,380	58,117
Intangible assets, net	1,283	8,817
Other non-current assets	14,962	31,925
Total assets	$595,281	$1,003,312
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,200	$21,975
Accrued compensation and benefits	17,546	17,729
Accrued expenses and other current liabilities	55,557	74,317
Accrued revenue share	10,864	11,051
Deferred revenue	6,578	9,429
Total current liabilities	102,745	134,501
Long-term debt	46,547	125,102
Income taxes payable, non-current	9,531	12,219
Deferred income taxes	919	27,833
Operating lease liabilities	12,744	16,815
Other long-term liabilities	7,530	9,293
Total liabilities	180,016	325,763
Commitments and contingencies
Stockholders’ equity:
Series A and Series B preferred stock and additional paid-in capital, $0.001 par value per share, 100 shares authorized; 6.25% mandatory convertible preferred stock, 0 and 19 shares issued and outstanding allocated equally between each series with a liquidation preference of $1,000 per share	0	18,023
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,088 (Class A 5,822, Class B 837, Class C 5,429) and 12,294 (Class A 5,888, Class B 828, Class C 5,578) shares issued and outstanding	93,126	147,068
Accumulated other comprehensive income (loss)	(1,916)	(4,326)
Retained earnings	324,055	516,784
Total stockholders’ equity	415,265	677,549
Total liabilities and stockholders’ equity	$595,281	$1,003,312

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended September 30,		Year To Date September 30,
	2025	2026	2025	2026
Revenues	$102,346	$127,577	$289,007	$357,269
Costs and expenses:
Cost of revenues	41,369	51,419	116,768	138,633
Research and development	15,151	20,640	42,515	55,891
Sales and marketing	7,205	8,804	20,478	24,813
General and administrative	7,393	6,138	16,141	16,890
Total costs and expenses	71,118	87,001	195,902	236,227
Income from operations	31,228	40,576	93,105	121,042
Other income (expense), net	12,759	(8,221)	26,604	127,478
Income before income taxes	43,987	32,355	119,709	248,520
Provision for income taxes	9,008	5,887	21,994	47,281
Net income	34,979	26,468	97,715	201,239
Preferred stock dividends	0	298	0	384
Net income available to common stockholders	$34,979	$26,170	$97,715	$200,855

Basic net income per common share	$2.89	$2.14	$8.06	$16.51
Diluted net income per common share	$2.87	$2.12	$7.99	$16.33
Number of shares used in basic net income per common share calculation	12,086	12,256	12,130	12,169
Number of shares used in diluted net income per common share calculation	12,203	12,368	12,230	12,324

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended September 30,		Year To Date September 30,
	2025	2026	2025	2026
Operating activities
Net income	$34,979	$26,468	$97,715	$201,239
Adjustments:
Depreciation of property and equipment	5,611	8,369	15,096	21,955
Stock-based compensation expense	6,368	8,630	17,882	23,338
Deferred income taxes	8,726	5,539	7,130	33,077
Loss (gain) on debt and equity securities, net	(10,855)	9,048	(22,266)	(126,755)
Other	(198)	1,664	843	4,825
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(2,381)	(3,917)	(3,582)	(10,821)
Inventory	(526)	(3,220)	(1,154)	(10,959)
Income taxes, net	(858)	(3,702)	(3,292)	4,602
Other assets	(767)	(7,807)	(2,906)	(17,757)
Accounts payable	(444)	(165)	(771)	1,925
Accrued expenses and other liabilities	8,078	(1,168)	6,299	(860)
Deferred revenue	681	2,551	1,317	3,340
Net cash provided by operating activities	48,414	42,290	112,311	127,149
Investing activities
Purchases of property and equipment	(23,953)	(51,355)	(63,596)	(131,953)
Purchases of marketable securities	(20,964)	(39,987)	(60,834)	(116,467)
Maturities and sales of marketable securities	20,371	21,820	61,301	88,516
Purchases of non-marketable securities	(1,000)	(2,109)	(3,312)	(24,160)
Maturities and sales of non-marketable securities	323	208	1,196	1,875
Acquisitions, net of cash acquired, and purchases of intangible assets	(1,072)	(406)	(1,425)	(34,103)
Other investing activities	(1,482)	480	(1,845)	(879)
Net cash used in investing activities	(27,777)	(71,349)	(68,515)	(217,171)
Financing activities
Net payments related to stock-based award activities	(3,270)	(5,368)	(9,001)	(17,424)
Repurchases of stock	(11,504)	0	(39,810)	0
Dividend payments on preferred and common stock	(2,537)	(2,936)	(7,513)	(8,167)
Proceeds from issuance of common stock, net of costs	0	12,371	0	42,870
Proceeds from issuance of mandatory convertible preferred stock, net of costs	0	0	0	19,063
Proceeds from issuance of debt, net of costs	6,624	28,996	38,002	85,222
Repayments of debt	(7,696)	(3,626)	(26,094)	(8,879)
Proceeds from sale of interest in consolidated entities, net	0	0	400	3,758
Other financing activities	0	0	(400)	(686)
Net cash provided by (used in) financing activities	(18,383)	29,437	(44,416)	115,757
Effect of exchange rate changes on cash and cash equivalents	(200)	45	244	(109)
Net increase (decrease) in cash and cash equivalents	2,054	423	(376)	25,626
Cash and cash equivalents at beginning of period	21,036	55,911	23,466	30,708
Cash and cash equivalents at end of period	$23,090	$56,334	$23,090	$56,334

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended September 30,
	2025	2026
Revenues:
Google Services	$87,052	$96,302
Google Cloud	15,157	30,709
Other Bets	344	372
Hedging gains (losses)	(207)	194
Total revenues	$102,346	$127,577
Operating income (loss):
Google Services	$33,527	$39,157
Google Cloud	3,594	11,121
Other Bets	(1,426)	(2,047)
Alphabet-level activities	(4,467)	(7,655)
Total income from operations	$31,228	$40,576
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, consumer devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and consumer devices.
•Google Cloud includes infrastructure and platform services, applications, and other products and services for enterprise customers. Google Cloud generates services revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services. Google Cloud generates product revenues primarily from the sale of TPU systems.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of autonomous transportation services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include:
•certain AI-focused shared research and development activities, including employee compensation expenses and technical infrastructure usage costs associated with the development of our general AI models;
•corporate initiatives such as our philanthropic activities; and
•corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements.
Charges associated with employee severance and office space reductions are also not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended September 30,
	2025	2026
Interest income	$1,076	$1,768
Interest expense	(143)	(967)
Foreign currency exchange gain (loss), net	(143)	22
Gain (loss) on debt securities, net	122	(383)
Gain (loss) on equity securities, net(1)	10,734	(8,664)
Income (loss) and impairment from equity method investments, net	(30)	(143)
Other	1,143	146
Other income (expense), net	$12,759	$(8,221)
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q3 2026, the net effect of the loss on equity securities of $8.7 billion decreased the provision for income tax, net income, and diluted net income per common share by $1.9 billion, $6.7 billion, and $0.55, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow for the current quarter and trailing twelve months (“TTM”) because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

	Quarter Ended				TTM
	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q3 2026
Net cash provided by operating activities	$52,402	$45,790	$39,069	$42,290	$179,551
Less: purchases of property and equipment	(27,851)	(35,674)	(44,924)	(51,355)	(159,804)
Free cash flow	$24,551	$10,116	$(5,855)	$(9,065)	$19,747
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.
TTM free cash flow: We define trailing twelve months free cash flow as net cash provided by operating activities less capital expenditures for the most recent twelve consecutive months.
Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.

Revenues by Geography
Comparison from the Quarter Ended September 30, 2025 to the Quarter Ended September 30, 2026

			Quarter Ended September 30, 2026
					% Change from Prior Period
	Quarter Ended September 30,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2025	2026
United States	$48,758	$67,681	$0	$67,681	39%		0%	39%
EMEA	29,911	32,695	(336)	33,031	9%		(1)%	10%
APAC	17,819	19,906	(517)	20,423	12%		(3)%	15%
Other Americas	6,065	7,101	151	6,950	17%		2%	15%
Revenues, excluding hedging effect(1)	102,553	127,383	(702)	128,085	24%		(1)%	25%
Hedging gains (losses)	(207)	194
Total revenues	$102,346	$127,577		$128,085	25%	1%	(1)%	25%
(1)Total constant currency revenues of $128.1 billion for the quarter ended September 30, 2026 increased $25.5 billion compared to $102.6 billion in revenues, excluding hedging effect, for the quarter ended September 30, 2025.
Comparison from the Quarter Ended June 30, 2026 to the Quarter Ended September 30, 2026

			Quarter Ended September 30, 2026
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	June 30, 2026	September 30, 2026
United States	$60,846	$67,681	$0	$67,681	11%		0%	11%
EMEA	32,501	32,695	(325)	33,020	1%		(1)%	2%
APAC	19,317	19,906	(66)	19,972	3%		0%	3%
Other Americas	7,026	7,101	(42)	7,143	1%		(1)%	2%
Revenues, excluding hedging effect(1)	119,690	127,383	(433)	127,816	6%		(1)%	7%
Hedging gains (losses)	106	194
Total revenues	$119,796	$127,577		$127,816	6%	0%	(1)%	7%
(1)Total constant currency revenues of $127.8 billion for the quarter ended September 30, 2026 increased $8.1 billion compared to $119.7 billion in revenues, excluding hedging effect, for the quarter ended June 30, 2026.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended September 30, 2024 to the Quarter Ended September 30, 2025

			Quarter Ended September 30, 2025
	Quarter Ended September 30,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2024	2025
Revenues excluding hedging effect	$88,251	$102,553	$1,339	$101,214	16%		1%	15%
Hedging gains (losses)	$17	$(207)
Total revenues	$88,268	$102,346		$101,214	16%	0%	1%	15%